Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167337), Form S-4 (Nos. 333-180033) and Form S-8 (Nos. 333-184292, 333-182957, 333-134283, 333-113269, 333-111829, 333-74620, 333-41993, 333-163197, 333-174373 and 333-176353) of CoreLogic, Inc. of our report dated February 27, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Orange County, California
February 27, 2014